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                                                                       Exhibit 3
March 1, 2000


Board of Directors
Liege Holding, Inc.
120 N. U.S. Highway One, Suite 100
Tequesta, FL  33469

Gentlemen:

         The undersigned, a beneficial owner of the common stock of Liege Holding, Inc. (the "Company"), par value $.001 per share (the "Common Stock"), understands that the Company is filing with the U.S. Securities and Exchange Commission a registration statement on Form 10-SB (the "Registration Statement"), for the registration of the Company's Common Stock. As part of the disclosure included in the Registration Statement, the Company has affirmatively stated that there will be no trading of the Company's securities until such time as the Company successfully implements its business plan as described in such Registration Statement, consummating a merger or acquisition.

         In order to insure that the aforesaid disclosure is adhered to, the undersigned agrees, for the benefit of the Company, that he/she will not offer to sell, sell assign, pledge, hypothecate, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company owned by him/her, or subsequently acquired through the exercise of any options, warrants or rights, or conversion of any other security, or by reason of any stock split or other distribution of stock, or grant options, rights or warrants with respect to any such shares of Common Stock, until the Company successfully closes a merger or acquisition. Furthermore, the undersigned will permit all certificates evidencing his/her shares to be endorsed with the appropriate restrictive legends.

                                              Very truly yours,



                                              ------------------------------
                                              (signature of holder)


                                              ------------------------------
                                              Please Print Name(s)


--------------------------------
Number of shares of Common Stock
owned




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